                              ASSIGNMENT OF RIGHTS UNDER
                        INVENTORY FINANCING PAYMENT AGREEMENT

     This Assignment of Rights Under Inventory Financing Payment Agreement ("Assignment") is executed as of the 24 day of May, 1996 by Atlanta Toyota, Inc. ("Dealer") in favor of World Omni Financial Corp. ("WOFC").

     Dealer entered into an Inventory Financing Payment Agreement with Fidelity Warranty Services, Inc. ("FWS") and WOFC pursuant to which Dealer is entitled to receive certain payments from FWS and/or WOFC. Dealer has also entered into a Wholesale Floor Plan Financing Agreement and has executed one or more Demand Promissory Notes in favor of WOFC pursuant to which WOFC provides financing to Dealer to enable Dealer to acquire motor vehicle inventory for Dealer's motor vehicle dealership.

     In consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, Dealer hereby grants, bargains, sells, assigns, transfers and sets over unto WOFC and its assigns, all of Dealer's right, title and interest in and to Dealer's right to receive (a) JM&A Rate Reduction Payments from FWS under the Inventory Financing Payment Agreement, and (b) WOFC's Rate Reduction Payments from WOFC under the Inventory Financing Payment Agreement. The JM&A Rate Reduction Payments and WOFC Rate Reduction Payments received by WOFC are to be applied as payments on the above described Demand Promissory Notes.

     IN WITNESS WHEREOF, Dealer has executed this Assignment as of the day and year first written above.

Witnesses:                                  Dealer

/s/ Lauren Dowling                          Atlanta Toyota, Inc.
- ------------------

/s/ Eric S. Kahn                            By: /s/ Carl Spielvogel
- ------------------                          -----------------------

                                            Name:  Carl Spielvogel
                                                  -----------------

                                            Title: President
                                                   ----------------

STATE OF NEW YORK
COUNTY OF NEW YORK

    THE FOREGOING instrument was acknowledged before me this 24 day of May, 1996, by Carl Spielvogel, as an authorized representative of Atlanta Toyota a Texas corporation, on behalf of said corporation, who is personally known to me, and who did/did not take an oath.

                                  /s/ Eleanor McKenna
                                   -------------------
                                  Notary Public

                                   ---------------------------
                                  Print Name

                                  My Commission expires:
                                                        -----


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


                                                                 Exhibit 10.5.11

                        INVENTORY FINANCING PAYMENT AGREEMENT

    This Inventory Financing Payment Agreement ("Agreement") is entered into as of the day and year written below by and between the undersigned Dealer ("Dealer"), Fidelity Warranty Services, Inc. ("FWS") and World Omni Financial Corp. ("WOFC").

    Dealer has executed one or more Demand Promissory Notes (collectively the "Note") in favor of World Omni Financial Corp. ("WOFC") to enable Dealer to obtain financing for the acquisition of motor vehicle inventory in connection with Dealer's business as a motor vehicle dealer. In connection with its sale and lease of new and used motor vehicles, Dealer desires to sell or to continue to sell motor vehicle mechanical failure service contracts ("Service Contracts"), maintenance contracts for motor vehicles which are leased ("Lease Care Contracts"), maintenance contracts for motor vehicles which are purchased ("Car Care Contracts"), and guaranteed auto protection policies ("GAP Contracts", and the Service Contracts, Lease Care Contracts, Car Care Contracts and GAP Contracts shall hereinafter be collectively referred to as the "JM&A Products") that have been issued by Fidelity Warranty Services, Inc. ("FWS") and/or marketed by Jim Moran & Associates, Inc. In addition, Dealer desires to sell motor vehicle retail installment sale contracts ("Contracts") and/or closed-end motor vehicle lease agreements ("Leases") to WOFC, and/or an affiliate or designee of WOFC, and to obtain motor vehicle wholesale floorplan financing from WOFC ("Floorplan"), (collectively, Contracts, Leases and Floorplan hereinafter referred to as "WOFC Products", and collectively the JM&A Products and WOFC Products shall hereinafter be referred to as the "Products"). FWS and WOFC have instituted a Rate Assistance Program (the "Program") pursuant to which FWS and/or WOFC will pay to Dealer monthly an amount of money based on Dealer's monthly interest payments on the Note and on the market penetration obtained by Dealer in its sale of the JM&A Products and/or WOFC Products respectively. Dealer desires to participate in the Program in accordance with the terms of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, Dealer, FWS and WOFC agree as follows:

    1. FWS agrees to pay to Dealer for any calendar month an amount of money equal to the difference between (i) Dealer's monthly interest payment on the Note calculated in accordance with the applicable interest rate thereon (the "Note Rate") and (ii) what Dealer's monthly interest payment on the Note would have been if the Note Rate were reduced in accordance with the JM&A Interest Rate Schedule attached to this Agreement. When computing the amount represented by clause (ii) above, the Note Rate shall be reduced in accordance with the JM&A Interest Rate Schedule based on Dealer's sales of the JM&A Products in the prior month.

    2. WOFC agrees to pay to Dealer for any calendar month an amount of money equal to the difference between (i) Dealer's monthly interest payment on the Note calculated in accordance with the applicable interest rate thereon (the "Note Rate") and (ii) what Dealer's monthly interest payment on the Note would have been if the Note Rate were reduced in accordance with the WOFC Interest Rate Schedule attached to this Agreement. When computing the amount represented by clause (ii) above, the Note Rate shall be reduced in accordance with the WOFC Interest Rate Schedule based on Dealer's sales of the WOFC Products in the prior month.

    3. The amount of money FWS is obligated to pay Dealer pursuant to paragraph 1 for any monthly period shall hereinafter be referred to as a "JM&A Rate Reduction Payment". The JM&A Rate Reduction Payment calculated for any calendar month shall be payable within thirty (30) days after the last day of such month.

    4. The amount of money WOFC is obligated to pay Dealer pursuant to paragraph 2 for any monthly period shall hereinafter be referred to as a "WOFC Rate Reduction Payment". The WOFC Rate Reduction Payment calculated for any calendar month shall be payable within thirty (30) days after the last day of such month.

    5. The JM&A Rate Reduction Payment and the WOFC Rate Reduction Payment shall be calculated for each month commencing with the first calendar month that begins after the execution of this Agreement. Therefore, all sales of the JM&A Products and/or WOFC Products by Dealer in the month in which this Agreement is executed shall be considered for purposes of calculating the JM&A Rate Reduction Payment and the WOFC Rate Reduction Payment for the next month. Notwithstanding anything to the contrary, any Dealer who executes this Agreement during the month of August, 1995 and who had Floorplan from WOFC in July, 1995 shall receive a JM&A Rate Reduction Payment and/or WOFC Rate Reduction Payment for all sales of the JM&A Products and/or WOFC Products which occurred during July, 1995.

    6. The JM&A Interest Rate Schedule may be amended from time to time in FWS' absolute and sole discretion. In the event FWS amends the JM&A Interest Rate Schedule, FWS shall give Dealer thirty (30) days notice of such amendment. Any amended JM&A Interest Rate Schedule shall become effective for the first month that begins after such thirty day notice period has expired. The JM&A Rate Reduction Payment calculated for such month shall be payable within thirty
(30) days after the last day of such month.

    7. The WOFC Interest Rate Schedule may be amended from time to time in WOFC'S absolute and sole discretion. In the event WOFC amends the WOFC Interest Rate Schedule, WOFC shall give Dealer thirty (30) days notice of such amendment. Any amendment WOFC Interest Rate Schedule shall become effective for the first month that begins after such thirty day notice period has expired. The WOFC Rate Reduction Payment calculated for such month shall be payable within thirty (30) days after the last day of such month.

    8. Dealer acknowledges that it is not required to sell any of the Products in order to obtain Floorplan from WOFC, and that it is not required to obtain Floorplan from WOFC to sell any of the Products. Dealer may terminate its sale of any or all of the Products or its Floorplan from WOFC at any time; provided, however, that if Dealer does not both sell any of the Products and obtain its Floorplan from WOFC, Dealer shall not be entitled to receive either JM&A Rate Reduction Payments and/or WOFC Rate Reduction Payments, and this Agreement shall immediately be terminated. Dealer desires to both sell one or more of the Products and obtain Floorplan from WOFC in order to obtain the benefits of this Agreement.

    9. Dealer acknowledges that it is entering into this Agreement voluntarily and without duress and that it was not coerced, intimidated or in any way required by any person, whether explicitly or implicitly, to sell one or more of the Products or to obtain Floorplan from WOFC or both. Dealer acknowledges that the Products are available from a number of other companies and the Dealer's decision to sell Products and obtain Floorplan from FWS, WOFC and/or Jim Moran & Associates, Inc. is based on Dealer's separate review and evaluation.

    10. Dealer acknowledges that FWS may discontinue the JM&A Interest Rate Reduction Program described herein in any time in FWS' absolute and sole discretion and that WOFC may discontinue the WOFC Interest Rate Reduction Program described herein at any time in WOFC's absolute and sole discretion. In the event that FWS discontinues the FWS Interest Rate Reduction Program and WOFC discontinues the WOFC Interest Rate Reduction Program, then this Agreement shall be considered to be automatically terminated.

    11. This Agreement shall be governed by the laws of the State of Florida. Dealer, FWS and WOFC hereby agree that any dispute, controversy or claim arising out of or relating to this Agreement shall be subject to a mandatory mediation period of thirty (30) days during which time the parties shall (i) appoint a mutually acceptable mediator with whom they shall cooperate, and (ii) use their good faith efforts to resolve the dispute. The costs and expenses of the mediator shall be borne equally by the parties. Should the process of mediation fail to settle the dispute, the dispute shall be submitted to arbitration in accordance with the Arbitration Rules of the American Arbitration Association then in effect and the award rendered by the arbitrator shall be binding as between the parties, and judgment on such award may be entered in any court having competent jurisdiction.

     This Inventory Financing Payment Agreement shall be effective as of the 24 day of May, 96.

FIDELITY WARRANTY                      DEALER
SERVICES, INC.                         Atlanta Toyota, Inc.

By:                                    By:  /s/ Carl Spielvogel
   -----------------------                --------------------------

Name:                                  Name: Carl Spielvogel
     ---------------------                   -----------------------

Title:                                 Title:  President
      --------------------                   -----------------------

WORLD OMNI FINANCIAL CORP.

By:
   -----------------------

Name:
     ---------------------

Title:
      --------------------


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